                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                             KINETIC CONCEPTS, INC.
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                                   [KCI LOGO]
                               8023 VANTAGE DRIVE
                            SAN ANTONIO, TEXAS 78230

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

To the Shareholders of Kinetic Concepts, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Kinetic Concepts, Inc. (the "Company") will be held in the Grand Ballroom of the Omni San Antonio Hotel, 9821 Colonnade Blvd., San Antonio, Texas 78230, on Tuesday, May 13, 1997 at 9:00 a.m., for the purpose of considering and acting upon the following matters:

        (1) The election of seven directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        (2) The approval of the Kinetic Concepts, Inc. Senior Executive Stock Option Plan;

        (3) The approval of the 1997 Kinetic Concepts, Inc. Employee Stock Purchase Plan;

        (4) The approval of the appointment of the firm of Ernst & Young LLP as the independent public accountants of the Company for the 1997 fiscal year; and

        (5) The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     The record date for the meeting has been fixed at March 26, 1997. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof. You are cordially invited to attend the meeting. Shareholders wishing to attend the meeting should bring proper identification and evidence of their ownership of shares of the Company's common stock to the meeting.

     Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to Bank of Boston, c/o Boston EquiServe, Proxy Department, P.O. Box 1719, Mail Stop 45-01-02, Boston, Massachusetts 02105, Attn: Joseph MacLelland. A return envelope is enclosed for that purpose.

                                            KINETIC CONCEPTS, INC.

                                            /s/ DENNIS E. NOLL

                                               DENNIS E. NOLL
                                                  Secretary
Dated: March 31, 1997

            PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY

                             KINETIC CONCEPTS, INC.
                               8023 VANTAGE DRIVE
                            SAN ANTONIO, TEXAS 78230
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     The accompanying proxy is solicited by the Board of Directors of Kinetic Concepts, Inc., a Texas corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on May 13, 1997, and at any adjournment thereof. The Company will bear the cost of the solicitation. It is expected that the solicitation of proxies will be made by mail. This Proxy Statement and accompanying form of proxy are being mailed or given to shareholders of the Company on or about March 31, 1997.

     Only holders of record of common stock, par value $.001 ("Common Stock"), of the Company at the close of business on March 26, 1997 shall be entitled to vote at the Annual Meeting. There were 42,436,623 shares of Common Stock issued and outstanding on the record date. Each share of Common Stock is entitled to one vote. As of March 1, 1997, to the knowledge of the Company, no holder of record owned more than five percent of the outstanding shares of Common Stock, except James R. Leininger, M.D., whose business address is 8023 Vantage Drive, San Antonio, Texas 78230, and who owns of record 20,199,699 shares (47.2%) of the issued and outstanding shares of Common Stock. Any shareholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. A quorum for transaction of business at the Annual Meeting requires representation, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock. The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for transaction of business at the meeting. A quorum with respect to any matter to be voted on at the Annual Meeting requires representation, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote on that matter. With respect to any matter submitted to the shareholders for a vote, abstentions will be treated as present and entitled to vote for purposes of determining both the presence of a quorum with respect to that matter and the approval of that matter. If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter for purposes of determining the presence of a quorum with respect to that matter or the approval of that matter.

                             ELECTION OF DIRECTORS

     Seven (7) directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. The vote of a plurality of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon will be necessary to elect the directors listed below. Abstentions and broker non-votes will not be included in the vote totals and thus will not affect the outcome of the vote. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the following nominees for election as directors, unless otherwise directed. Each director will hold office until the next Annual Meeting and until his successor is duly elected and qualified. All of the nominees are currently directors of the Company.

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

     Certain information concerning the members of the Board of Directors and the nominees is set forth as follows:

          James R. Leininger, M.D., age 52, is the founder of the Company and has served as Chairman of the Board of Directors since 1976. From January 1990 to November 1994, Dr. Leininger served as President and Chief Executive Officer of the Company. From 1975 until October 1986, Dr. Leininger was also the Chairman of the Emergency Department of the Baptist Hospital System in San Antonio, Texas.

          Raymond R. Hannigan, age 57, joined the Company as its President and Chief Executive Officer in November 1994 and has served as a Director of the Company since 1994. From January 1991 to November 1994, Mr. Hannigan was the President of the International Division of Sterling Winthrop Consumer Health Group (a pharmaceutical company with operations in over 40 countries), a wholly-owned subsidiary of the Eastman Kodak Company. From May 1989 to January 1991, Mr. Hannigan was the President of Sterling Drug International.

          Peter A. Leininger, M.D., age 54, joined the Company as its Vice President, Medical in 1978, became Chief Administrative Officer and Senior Vice President of the Company in January 1994 and was named Executive Vice President in September 1995. Dr. Peter Leininger became a member of the Company's Board of Directors in 1980. Prior to 1978, Dr. Peter Leininger maintained a private medical practice and functioned as the southeast regional distributor for the Company's products. Peter A. Leininger, M.D. is the brother of James R. Leininger, M.D.

          Sam A. Brooks, age 58, has served as a Director of the Company since 1987. Mr. Brooks also serves on the Board of Directors of Nationwide Health Properties, Inc. (a real estate investment trust), Renal Care Group, Inc. (a nephrology practice management company), Quorum Health Group, Inc. (a hospital management company) and PhyCor, Inc. (a physician management company), each of which has securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Brooks has served as the Chairman of the Board of MedSolutions, Inc. (a radiology medical management company) since 1992, President and Chief Executive Officer of the Renal Care Group, Inc. (a nephrology practice management company) since July 1995 and President of MedCare Investment Corp. (the general partner of a medical venture capital fund) since April 1991. From 1986 to October 1989, he was President of Nationwide Health Properties, Inc. and prior to 1986, Mr. Brooks served as Executive Vice President and Chief Financial Officer of Hospital Corporation of America (a hospital management company).

          Frank A. Ehmann, age 63, has served as a Director of the Company since 1987. He is also a member of the Board of Directors of Genderm Inc. (a pharmaceutical company), SPX Corporation (an automotive parts manufacturer), American Health Corp., Inc. (a diabetes treatment provider) and AHA Investment Funds, Inc. (an investment advisory company). SPX Corporation, American Health Corp. and AHA Investment Funds have securities registered under the Exchange Act. Mr. Ehmann was President and Chief Operating Officer of United Stationers, Inc. (an office products company) from March 1986 to October 1989. Prior to December 1985, Mr. Ehmann was an Executive Vice President and Co-Chief Operating Officer of Baxter Travenol Laboratories, Inc. (a medical products company).

          Wendy L. Gramm, Ph.D., age 52, has served as a Director of the Company since 1996. Dr. Gramm is an economist, holding a Ph.D from Northwestern University and a B.A. from Wellesley College, both in economics. She chaired the Commodity Futures Trading Commission from 1988-1993. Prior to 1988, Dr. Gramm served as Administrator for Information and Regulatory Affairs at the Office of Management and Budget, Executive Director of the Presidential Task Force on Regulatory Relief, Director of the Bureau of Economics at the Federal Trade Commission and research economist at the Institute for Defense Analyses. She also taught economics at Texas A&M University. Dr. Gramm currently directs the Regulatory Analysis Program at the Center for Study of Public Choice at George Mason University in Virginia. She has also been named to the Boards of Directors of the Chicago Merchantile Exchange (a commodities exchange), Enron Corp. (an energy company), IBP, Inc. (a meat processing company), and State Farm Insurance Companies (an insurance company). Enron Corp. and IBP, Inc. have securities registered under the Exchange Act.

          Bernhard T. Mittemeyer, M.D., age 66, has served as a Director of the Company since 1987. Dr. Mittemeyer currently is a Professor of Urological Surgery at the Texas Tech University School of Medicine. Dr. Mittemeyer served as Executive Vice President and Provost of the Texas Tech University Health Science Center from 1986 until 1996. Dr. Mittemeyer also served as Interim Dean of the Texas

     Tech School of Medicine from November 1988 until August 1990. From March 1985 until October 1986, Dr. Mittemeyer served as the Senior Vice President and Corporate Medical Director of Whittaker Health Services (a health maintenance organization). Prior to March 1985, Dr. Mittemeyer served for 28 years as a career officer in the United States Army which culminated in his service as the Surgeon General of the United States Army from October 1981 to February 1985.

INFORMATION CONCERNING DIRECTORS

     None of the directors, nominees for director or executive officers of the Company has a family relationship with any of the other directors, nominees for director or executive officers except James R. Leininger, M.D. and Peter A. Leininger, M.D., who are brothers. None of the nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Exchange Act or of any company registered under the Investment Company Act of 1940, except for the directorships held by Messrs. Brooks and Ehmann and Dr. Gramm which are noted above.

DIRECTOR COMPENSATION

     Each director of the Company, other than James R. Leininger, M.D., Peter A. Leininger, M.D. and Raymond R. Hannigan, received compensation for serving as a director during 1996. Each outside director receives $24,000 per annum for serving as a member of the Board of Directors and is reimbursed for the expenses incurred as a result of membership on the Board of Directors. Under the 1988 Eligible Directors Stock Option Plan, non-employee directors receive a stock option covering 24,000 shares of Common Stock upon becoming a member of the Board of Directors and an option covering 2,500 shares on each anniversary of becoming a director. The exercise price of all options so granted is equal to the fair market value of Common Stock at the close of business on the day immediately prior to the date of grant.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During 1996, the Board of Directors held five (5) meetings. Each of the directors attended over seventy-five percent of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

     The Board of Directors has an Audit Committee consisting of Sam A. Brooks, Chairman, Frank A. Ehmann, Bernhard T. Mittemeyer, M.D, Raymond R. Hannigan and Wendy L. Gramm, Ph.D. The Audit Committee met three (3) times during 1996. The Audit Committee recommends the appointment of the Company's independent auditors, confers with the auditors and with management concerning the scope of the annual audit and reviews the audit procedures and internal accounting controls of the Company and its subsidiaries.

     The Board of Directors has a Compensation Committee consisting of Sam A. Brooks, Bernhard T. Mittemeyer, M.D. and Frank A. Ehmann, Chairman. The Compensation Committee met three (3) times in 1996. The functions of the Compensation Committee are to review and establish the compensation of officers and other management personnel.

     The Board of Directors has a Stock Option Committee (the "Stock Option Committee") consisting of Sam A. Brooks, Bernhard T. Mittemeyer, M.D., Chairman and Frank A. Ehmann. The Stock Option Committee administers the 1987 Kinetic Concepts, Inc. Key Contributor Stock Option Plan (the "Key Contributor Plan"), the 1997 Kinetic Concepts, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and the Kinetic Concepts, Inc. Senior Executive Stock Option Plan (the "Senior Executive Stock Option Plan"). The Stock Option Committee met three (3) times in 1996.

     The Board of Directors has a Nominating Committee consisting of James R. Leininger, M.D., Chairman, Sam A. Brooks, Frank A. Ehmann and Peter A. Leininger, M.D. The Nominating Committee did not meet in 1996. The Nominating Committee makes recommendations to the Board on the selection of candidates as nominees for election as members of the Company's Board of Directors. In recommending Board candidates, the Nominating Committee seeks individuals of proven judgment and competence who are outstanding in their chosen field of endeavor and considers such factors as anticipated participation in Board activities, education, special talents and personal attributes. Shareholders who wish to suggest qualified candidates should write to the Secretary of the Company at 8023 Vantage Drive, San Antonio, Texas 78230, stating in detail the qualifications of such persons for consideration by the Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Bernhard T. Mittemeyer, M.D., Sam A. Brooks and Frank A. Ehmann are the members of the Company's Compensation Committee. Mr. Brooks is President of MedCare Investment Corp. and Chairman of MedSolutions, Inc. Dr. James R. Leininger serves on the Board of Directors of both companies, neither of which has a compensation committee.

                 SECURITIES HOLDINGS OF PRINCIPAL SHAREHOLDERS,
                             DIRECTORS AND OFFICERS

     Based upon information received upon request from the persons concerned, each person known to be the beneficial owner of more than five percent of the Company's outstanding common stock, each director, nominee for director, named executive officer (as defined on page 7 hereof) and all directors and executive officers of the Company as a group, owned beneficially as of March 1, 1997, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                OWNED AS OF       PERCENT
                    NAMES OF INDIVIDUALS                      MARCH 1, 1997(1)    OF CLASS
                    --------------------                      ----------------    --------
James R. Leininger, M.D.(2)(3)(4)(5)(6).....................     21,123,146        49.3%
  8023 Vantage Drive
  San Antonio, TX 78230
Richard C. Blum & Associates, L.P.
  and certain related parties(7)............................      3,941,250         9.2%
  909 Montgomery St., Suite 400
  San Francisco, CA 94133
Wellington Management Company, LLP(8).......................      3,053,400         7.1%
  75 State Street
  Boston, MA 02109
Peter A. Leininger, M.D.(5)(6)(9)...........................      1,438,694         3.4%
Raymond R. Hannigan(10).....................................        727,200         1.7%
Sam A. Brooks(3)(11)........................................        176,500         *
Frank A. Ehmann(11).........................................         22,500         *
Wendy L. Gramm, Ph.D.(11)...................................         24,000         *
Bernhard T. Mittemeyer, M.D.(11)............................         25,200         *
Bianca A. Rhodes(12)........................................        143,014         *
Christopher M. Fashek(12)...................................         46,950         *
Frank DiLazzaro(12).........................................         40,284         *
All directors and executive officers as a group (19
  persons)(13)..............................................     23,592,405        54.0%

---------------

  *  Less than one (1%) percent

 (1) Except as otherwise indicated in the following notes, the persons named in the table directly own the number of shares indicated in the table and have the sole voting power and investment power with respect to all of such shares. Shares beneficially owned include options exercisable prior to April 29, 1997.

 (2) The shares shown for Dr. James R. Leininger include beneficial ownership of 27,572 shares of Common Stock held by Dr. Leininger as trustee for the children of Peter A. Leininger, M.D. Dr. Leininger disclaims beneficial ownership of the aforesaid shares. The shares shown also include an aggregate of

     635,000 shares with respect to which Dr. Leininger has granted stock options to certain persons, approximately 591,500 of which are currently exercisable.

 (3) The board of directors of Children's Covenant Foundation, Inc., which consists of Dr. James R. Leininger, Cecelia A. Leininger (Dr. James R. Leininger's wife), Sam A. Brooks and Dan A. Brooks, has voting and dispositive power over the shares of Common Stock owned by this charitable foundation. The shares shown for Dr. James R. Leininger and Sam A. Brooks include the 40,000 shares of Common Stock owned by Children's Covenant Foundation, Inc. Dr. Leininger and Sam A. Brooks disclaim beneficial ownership of the aforesaid shares.

 (4) The board of directors of Covenant Foundation, Inc., which consists of Dr. James R. Leininger, Cecelia A. Leininger and Charles A. Staffel, has voting and dispositive power over the shares of Common Stock owned by this charitable foundation. The shares shown for Dr. James R. Leininger include the 843,500 shares of Common Stock owned by Covenant Foundation, Inc. Dr. Leininger disclaims beneficial ownership of the aforesaid shares.

 (5) The board of directors of JCL Foundation, which consists of Dr. James R. Leininger, Cecelia A. Leininger, Dr. Peter A. Leininger and Thomas W. Lyles, Jr., has voting and dispositive power over the shares of Common Stock owned by this charitable foundation. The shares shown for Dr. James
     R. Leininger and Dr. Peter A. Leininger include the 4,875 shares of Common Stock owned by JCL Foundation. Dr. James R. Leininger and Dr. Peter A. Leininger disclaim beneficial ownership of the aforesaid shares.

 (6) The board of directors of The PAL Foundation, which consists of Dr. James
     R. Leininger, Dr. Peter A. Leininger, Dr. John H. Leininger and Daniel E. Leininger, has voting and dispositive power over the shares of Common Stock owned by this charitable foundation. The shares shown for Dr. James R. Leininger and Dr. Peter A. Leininger include the 7,500 shares of Common Stock owned by The PAL Foundation. Dr. James R. Leininger and Dr. Peter A. Leininger each disclaim beneficial ownership of the aforesaid shares.

 (7) As reported in the Schedule 13D/A filed on January 24, 1997, Richard C. Blum & Associates, L.P. is the investment advisor for limited partnerships and managed accounts (collectively, the "Blum Reporting Persons") that own in the aggregate 3,689,250 shares of Common Stock. In addition, because the Blum Reporting Persons acquired certain of the shares of Common Stock in block transactions with other persons, the Blum Reporting Persons and such other persons may be deemed a group, in which case they would be deemed to have beneficial ownership of 3,941,250 shares of Common Stock. The Blum Reporting Persons disclaim acting as such a group and therefore disclaim beneficial ownership of such additional shares. The following persons (at the address listed opposite their respective names) were named as Reporting Persons in such Schedule 13D/A. Please refer to such Schedule 13D/A for a complete description of the nature of such beneficial ownership.

                   REPORTING PERSON                                 ADDRESS
                   ----------------                                 -------
     Stinson Capital Partners L.P.                      909 Montgomery St., Suite 400
     BK Capital Partners IV, L.P.                       San Francisco, CA 94133
     Richard C. Blum & Associates, L.P.
     Richard C. Blum & Associates, Inc.
     Richard C. Blum
     Prism Partners I, L.P.
     Weintraub Capital Management
     Jerald M. Weintraub
                                                        520 South Virgil Ave., 4th
     The Carpenters Pension Trust for                   Floor
       Southern California                              Los Angeles, CA 90020

                   REPORTING PERSON                                 ADDRESS
                   ----------------                                 -------
     United Brotherhood of Carpenters                   101 Constitution Avenue, N.W.
       and Joiners of America Local Unions              Washington, D.C. 20001
       and Councils Pension Fund
     Insurance Company Supported                        1130 Connecticut Avenue, N.W.
       Organizations Pension Plan                       Washington, D.C. 20036

 (8) As reported in the Schedule 13G/A filed on February 14, 1997, Wellington Management Company LLP ("WMC") reported that, in its capacity as an investment advisor, it may be deemed to beneficially own the shares indicated, with shared voting power over 999,300 of the shares indicated and shared dispositive power over 3,053,400 of the shares indicated.

 (9) The shares shown for Dr. Peter A. Leininger include beneficial ownership of 192,091 shares of Common Stock held by Dr. Leininger as trustee for the children of Dr. James R. Leininger, 12,000 shares of Common Stock held by Dr. Leininger as trustee for the children of John H. Leininger and 20,000 shares held by Dr. Leininger as trustee for the children of Daniel E. Leininger. Dr. Leininger disclaims beneficial ownership of the aforesaid shares. The shares shown also include 34,228 shares of Common Stock which he has the right to acquire under stock options granted by the Company which are exercisable prior to April 29, 1997.

(10) The shares shown for Mr. Hannigan include 340,000 shares of Common Stock which he has the right to acquire upon the exercise of a stock option granted to him by Dr. James R. Leininger. The shares shown also include 287,200 shares of Common Stock that Mr. Hannigan has the right to acquire under stock options granted by the Company which are exercisable prior to April 29, 1997.

(11) The shares shown for Messrs. Brooks, Ehmann and Mittemeyer and Ms. Gramm include 107,500, 20,000, 20,000 and 24,000 shares of Common Stock, respectively, which they have the right to acquire under stock options granted by the Company which are exercisable prior to April 29, 1997. Mr. Ehmann's stock options are held in the name of The Frank Ehmann Trust.

(12) The shares shown for Ms. Rhodes, Mr. Fashek and Mr. DiLazzaro include 118,014, 30,350 and 20,284 shares of Common Stock, respectively, which such persons have the right to acquire under stock options granted by the Company which are exercisable prior to April 29, 1997. The options shown for Ms. Rhodes include 25,000 shares of Common Stock which she has the right to acquire upon the exercise of a stock option granted to her by James R. Leininger, M.D.

(13) The shares shown include 894,468 shares of Common Stock which the directors and executive officers have the right to acquire under stock options granted by the Company which are exercisable prior to April 29, 1997. With respect to the 365,000 shares of Common Stock which certain directors and officers have the right to acquire under currently exercisable stock options granted by Dr. James R. Leininger and the 52,375 shares of Common Stock owned by charitable foundations of which Dr. James R. Leininger and either Peter A. Leininger or Sam A. Brooks are directors, such shares are only counted once for the purpose of determining the shares beneficially owned by all directors and executive officers as a group. See footnotes 2, 3, 5, 6, 10 and 12 above.

                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer of the Company during fiscal 1996 (the "CEO") and the four highest paid executive officers of the Company other than the CEO (collectively with the CEO, the "named executive officers") for such period in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                     ANNUAL COMPENSATION                COMPENSATION
                                         --------------------------------------------   ------------
                                                                                         SECURITIES
               NAME AND                                                OTHER ANNUAL      UNDERLYING        ALL OTHER
          PRINCIPAL POSITION             YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS       COMPENSATION(2)
          ------------------             ----   --------   --------   ---------------   ------------    ---------------
Raymond R. Hannigan,                     1996   $275,000   $175,000                          12,000         $4,888
  Chief Executive Officer                1995    250,000    172,500       $39,204            12,000          1,836
  & President                            1994     33,173     23,777                       1,000,000(3)
Peter A. Leininger, M.D.,                1996   $177,122   $ 86,000                           8,000         $2,551
  Director and Executive                 1995    165,436     85,554       $37,717             8,000          1,585
  Vice President                         1994    151,352    115,000                          11,520(4)       1,621
Bianca A. Rhodes,                        1996   $200,000   $106,000                         123,000(5)      $1,193
  Chief Financial Officer &              1995    184,000    105,984                          83,000(3)         556
  Senior Vice President                  1994    165,958    133,000                           7,440            530
Frank DiLazzaro                          1996   $168,000   $ 86,000                          78,000(5)      $  884
  President, KCI International, Inc.     1995    156,000     85,836                           8,000          1,012
                                         1994    144,200    106,050                          63,130(4)       1,085
Christopher M. Fashek                    1996   $193,000   $115,800                         123,000(5)      $1,647
  Chief Executive Officer and            1995   $180,758     77,760                          83,000            421
  President, KCI Therapeutic Services,
    Inc.

---------------

(1) The column entitled "Other Annual Compensation" includes $26,849 paid to Mr. Hannigan in 1995 for reimbursement of relocation expenses and a personal benefit received by Dr. Peter A. Leininger for certain transportation expenses. Except with respect to personal benefits received by Mr. Hannigan and Dr. Peter Leininger in fiscal 1995, the personal benefits provided to each of the named executive officers under various Company programs did not exceed 10% of the individual's combined salary and bonus for the year.

(2) The "All Other Compensation" column includes the Company's contribution to the Company's Employee Stock Ownership Plan of $242 for Dr. James R. Leininger, Dr. Peter A. Leininger, Bianca A. Rhodes and Frank DiLazzaro which was credited in 1996, a Company contribution of $500 to the Company's 401(k) plan for Dr. Peter Leininger and Ms. Rhodes and a premium for term life insurance in an amount which ranged from $141 to $4,381 depending on the age of the executive officer.

(3) The referenced stock options for Mr. Hannigan and Ms. Rhodes include stock options covering 440,000 and 75,000 shares of Common Stock, respectively, granted to them by Dr. James R. Leininger.

(4) The stock options granted to Dr. Peter A. Leininger and Mr. DiLazzaro in fiscal 1994 included stock options covering 4,080 and 47,530 shares of Common Stock, respectively, which were granted pursuant to a repricing plan. The table does not reflect the cancellation of stock options covering 6,200 and 38,800 shares of Common Stock, respectively, in connection with the repricing plan.

(5) The stock options granted to Ms. Rhodes and Messrs. DiLazzaro and Fashek in fiscal 1996 include stock options granted pursuant to the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 shares of Common Stock, respectively. A senior executive stock option plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on

    December 5, 1996. These option grants are subject to shareholder approval of the Senior Executive Stock Option Plan.

EMPLOYMENT ARRANGEMENT

     Effective November 14, 1994, Raymond R. Hannigan agreed to serve as President and Chief Executive Officer of the Company with an annual salary of $250,000 and the right to participate in the Company's Management Incentive Bonus Plan with an annual target bonus of $125,000. Upon commencement of his employment, Mr. Hannigan also received a non-qualified option to purchase 560,000 shares of Common Stock at an exercise price of $4.50 per share, which was the fair market value on the date he agreed to serve in such capacities. In addition to other benefits, the Company and Mr. Hannigan agreed that in the event that Mr. Hannigan's employment is terminated for any reason other than malfeasance or acts of moral turpitude, he will receive as severance an amount equal to one year's salary and auto allowance.

EXECUTIVE COMMITTEE STOCK OWNERSHIP POLICY

     On October 27, 1995, the Board of Directors adopted the Kinetic Concepts Executive Committee Stock Ownership Policy (the "Policy"). The Policy is a voluntary policy and designed to encourage the Company's senior management to have a significant direct economic interest in the Company. The Policy states that Executive Committee members should acquire Common Stock with a fair market value at least equal to their base salary within four years. Members of the Executive Committee who are also members of the Company's Board of Directors are encouraged to acquire Common Stock with a fair market value at least equal to twice their base salary. Members of the Executive Committee receive credit under the Policy for ownership of Common Stock based upon the closing price of the Common Stock and their base salary as of the last day of the month in which the purchase of such Common Stock was made. The current members of the Executive Committee are the Company's President, Executive Vice President, Senior Vice Presidents, Vice Presidents of Manufacturing and Corporate Services and the Presidents and General Managers of the Company's four divisions. The Policy became effective January 1, 1996.

     The Executive Committee members may acquire Common Stock by making open market purchases or by exercising stock options. In order to assist the Executive Committee members in making such purchases, the Company has from time to time loaned Executive Committee members sufficient funds to purchase Common Stock. See "Certain Transactions." These loans have a term of five years, bear interest at the applicable federal rate determined by the Internal Revenue Service and require yearly principal and interest payments.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during fiscal 1996 to the named executive officers:

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------
                                         % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      OPTIONS                                   ASSUMED ANNUAL RATES OF
                           SECURITIES    GRANTED TO                                    STOCK PRICE APPRE.
                           UNDERLYING    EMPLOYEES                                      FOR OPTION TERM
                            OPTIONS      IN FISCAL     EXERCISE    EXPIRATION    ------------------------------
          NAME             GRANTED(1)       YEAR       PRICE(2)       DATE          5%(4)            10%(4)
          ----             ----------    ----------    --------    ----------    ------------    --------------
Raymond R. Hannigan......    12,000          .93%      $ 16.50      05/15/06         $124,520        $  315,560
Peter A. Leininger.......     8,000          .62%      $ 16.50      05/15/06         $ 83,013        $  210,373
Bianca A. Rhodes.........     8,000         9.56%      $ 16.50      05/15/06         $ 83,013        $  210,373
                            115,000(3)                 $11.125      10/27/05         $808,377        $2,299,990
Frank DiLazzaro..........     8,000         6.07%      $ 16.50      05/15/96         $ 83,013        $  210,373
                             70,000(3)                 $11.125      10/27/05         $492,056        $1,391,244
Christopher M. Fashek....     8,000         9.56%      $ 16.50      05/15/06         $ 83,013        $  210,373
                            115,000(3)                 $11.125      10/27/05         $808,377        $2,299,990

---------------

(1) Except as otherwise noted, the options vest and become exercisable in twenty percent (20%) increments on May 15 of each year after the date of grant. The options are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

(2) Except with respect to the options discussed in footnote (3) below, the exercise price of all options granted by the Company in 1996 was equal to the fair market value of Common Stock at the close of business on the date of the grant.

(3) The stock options granted to Ms. Rhodes and Messrs. DiLazzaro and Fashek in fiscal 1996 include stock options granted under the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 shares of Common Stock, respectively. A senior executive stock option plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on December 5, 1996. The grants under this plan are subject to shareholder approval of the Senior Executive Stock Option Plan. The exercise price of the options granted by the Company under this plan is $11.125 per share. The options vest in 25% increments on December 31 of each of the first four full calendar years (each such year being a "Vesting Year") following the date of the option; provided, however, such portion of the option scheduled to vest in such Vesting Year will not vest if (i) the Company has failed to achieve 100% of the Company's annual plan approved by the Board for such calendar year or (ii) the average closing price of the Common Stock during December of such Vesting Year does not represent a twenty percent (20%) increase over the average price of the Common Stock during December of the preceding calendar year and such event has occurred in two consecutive years; provided, however, if such option holder is employed by the Company and the option is not fully vested on the date six (6) months prior to the expiration date of such option, the option will then become fully vested. Notwithstanding the foregoing, the option may not be exercised prior to the third anniversary of the date of grant except in the event of a change in control or termination of the senior executive's employment without good cause. The options are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

(4) The information in these columns illustrates the value that might be realized upon the exercise of the options granted during fiscal 1996 assuming the specified compound rates of appreciation of Common Stock over the term of the options. The potential realizable value set forth in the columns of the foregoing table do not take into account certain provisions of the options providing for termination of an option following termination of employment, nontransferability or vesting requirements. With respect to the options described in footnote (3) above, the options were treated as granted on December 5, 1996 for purposes of this calculation, the date on which the Board of Directors adopted and approved the final form of the Senior Executive Stock Option Plan. The fair market value of Common Stock at the close of business on December 5, 1996 was $12.00 per share.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                          YEAR AND FY-END OPTION VALUE

     The following table sets forth certain information concerning the options exercised by each named executive officer during fiscal 1996 and the number and value of the options held by the named executive officers at the end of the fiscal year ended December 31, 1996:

                                                                             NUMBER OF          VALUE OF
                                                                             SECURITIES        UNEXERCISED
                                                                             UNDERLYING       IN-THE-MONEY
                                                                            UNEXERCISED        OPTIONS AT
                                                                           OPTIONS AT FY-       FY-END(1)
                                     SHARES ACQUIRED                      END EXERCISABLE/    EXERCISABLE/
                                       ON EXERCISE      VALUE REALIZED     UNEXERCISABLE      UNEXERCISABLE
                                     ---------------    --------------    ----------------    -------------
Raymond R. Hannigan(2).............        56,500        $   530,252          627,000          $4,409,800
                                                                              296,800           2,209,600
Peter A. Leininger, M.D.(3)........     1,200,000        $15,150,000           34,228          $  238,648
                                                                               15,992              64,892
Bianca A. Rhodes(4)(5).............        25,000        $   218,750          118,014          $  531,446
                                                                              170,426             309,849
Frank DiLazzaro(4).................        81,300        $   915,166           20,284          $   29,004
                                                                               80,246             192,812
Christopher M. Fashek(4)...........        16,600        $   163,250           30,350          $   32,344
                                                                              142,450             427,181

---------------

(1) The values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock as of December 31, 1996 (based on a closing price of $12.25 per share on December 31, 1996).

(2) Dr. James R. Leininger granted Mr. Hannigan an option in fiscal 1994 to purchase 440,000 shares of Common Stock at a purchase price of $5.74 per share. Mr. Hannigan purchased 56,500 of the shares of Common Stock subject to such option during fiscal 1996. The remaining portion of the option to purchase 340,000 shares of Common Stock is currently exercisable and included herein.

(3) Dr. James R. Leininger granted Dr. Peter A. Leininger an option in 1992 to purchase 1,200,000 shares of Common Stock at a price of $3.50 per share. Dr. Peter A. Leininger exercised this option in fiscal 1996.

(4) The options shown for Ms. Rhodes and Messrs. DiLazzaro and Fashek include stock options granted under the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 shares of Common Stock, respectively, of which 28,750, 17,500 and 28,750, respectively, are exercisable. The Senior Executive Stock Option Plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on December 5, 1996. The grants under this plan are subject to shareholder approval of the Senior Executive Stock Option Plan. The purchase price of the options is $11.125 per share.

(5) The options shown for Ms. Rhodes include an option to acquire 75,000 shares of Common Stock at a purchase price of $9.125 per share granted to Ms. Rhodes by Dr. James R. Leininger, 25,000 of which are currently exercisable.

                              CERTAIN TRANSACTIONS

     In August of 1995, the Company loaned $10.0 million to James R. Leininger, M.D., the Chairman of the Company's Board of Directors. This loan was secured by a Stock Pledge Agreement covering 1,000,000 shares of Common Stock owned by Dr. Leininger. The interest on the loan accrued at 7.94% per annum. In January of 1996, the loan was repaid in full.

     On December 18, 1996, a company controlled by Dr. James R. Leininger acquired a tract of land (the "Property") from the Company for $395,000. The Property is comprised of approximately 2.2 acres and is adjacent to the Company's corporate headquarters. The purchase price was based on the aggregate cost of the Property to the Company (including acquisition expenses). The Company believes that the acreage was transferred to Dr. Leininger at a price equal to its fair market value. The Company originally acquired the Property to prevent it from being developed in a manner which would be inconsistent with the Company's corporate headquarters. Dr. Leininger intends to build a gymnasium and health facility on the Property which will be available to the Company's employees and the tenants of the Company's office building. In connection with the purchase of the Property, the Company loaned Dr. Leininger $3,000,000 in February of 1997 to develop the Property. The loan bears interest at a rate equal to the prime rate of Texas Commerce Bank (but such rate shall not be less than 6.25% or greater than 10.25%) and matures on the fifth anniversary of the loan. The loan is non-recourse but is secured by the Property, the improvements on the Property and 300,000 shares of Common Stock owned by Dr. Leininger.

     Pursuant to the provisions of the Executive Committee Stock Ownership Policy, the Company loaned funds to Christopher M. Fashek, the President of the Company's Therapeutic Services Division, Bianca A. Rhodes, the Company's Chief Financial Officer and Dennis E. Noll, the Company's General Counsel. These loans were utilized by such executive officers to acquire Common Stock in order to meet the standards set forth in the Executive Committee Stock Ownership Policy. The loans bear interest at the applicable federal rate established by the Internal Revenue Service and have a term of five years. At the option of such executive officer, the loans are repayable on a biweekly basis through payroll deduction or in equal installments of principal and interest on an annual basis. The initial loans made to Mr. Fashek, Ms. Rhodes and Mr. Noll were $107,672, $170,672 and $86,310, respectively and the outstanding balance of principal and accrued interest on such loans as of December 31, 1996 were $87,076, $166,003 and $81,888, respectively. Mr. Noll repaid his loan in February of 1997. The Board of Directors has amended the Executive Committee Stock Ownership Policy to make the ownership thresholds in the Policy voluntary and, as a result, the Company will not be making loans to executive officers under the Policy in the future.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 (KINETIC CONCEPTS, INC., STANDARD & POORS 500,
                 STANDARD & POORS MEDICAL PRODUCTS & SUPPLIES)

     The following graph shows a five year comparison of cumulative total returns for the Company, the Standard & Poors 500 Composite Index and the Standard and Poors Medical Products & Supplies Index for the five year period ended December 31, 1996:

        MEASUREMENT PERIOD          KINETIC CONCEPTS,                        S&P MEDICAL
      (FISCAL YEAR COVERED)               INC.              S&P 500           PRODUCTS
1991                                              100                100                100
1992                                              120                104                 84
1993                                               48                112                 63
1994                                               80                110                 73
1995                                              139                148                122
1996                                              142                178                139

     The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poors 500 Composite Index and the Standard and Poors Medical Products & Supplies Index is based on the stock price or composite index on January 1, 1991 and each year thereafter. The comparison assumes that $100 was invested in the Common Stock and in each of the two indices on January 1, 1991 and that all dividends were reinvested.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The members of the Company's Compensation Committee are Frank A. Ehmann, Chairman, Sam A. Brooks and Bernhard T. Mittemeyer, M.D. The members of the Compensation Committee are also the only members of the Stock Option Committee. In determining the compensation to be paid to the Company's executive officers in 1996, the Compensation Committee employed compensation policies designed to reward the Company's executive officers and other key employees for creating value for the Company. The key components of executive compensation are (i) base salary, (ii) cash bonus awards under the Company's Management Incentive Program (the "MIP Plan"), and (iii) stock options granted under the Key Contributor Stock Option Plan and the Senior Executive Stock Option Plan.

     The base salaries of the Company's executive officers were recommended by the Company's Chief Executive Officer to the Compensation Committee for its review and approval. The factors considered by the Chief Executive Officer and the Compensation Committee in establishing base salary levels for executive officers were essentially subjective. Specific factors which were considered included the individual's level of responsibility and performance, the financial performance of the Company and the executive officer's department or division (with an emphasis on a comparison of actual and budgeted revenue and operating earnings for operating divisions and actual and budgeted expenses for departments) and a comparison of base salaries of similar positions within the Company. Specific weights were not assigned to these factors and the performance of Common Stock was not directly considered in establishing base salaries for the Company's executive officers.

CHIEF EXECUTIVE OFFICER

     Mr. Hannigan's base salary was established in November of 1994 when he was recruited to join the Company and was based upon the recommendation of the executive search firm employed by the Company. Mr. Hannigan's compensation package was negotiated with Mr. Hannigan by Dr. James R. Leininger and approved by the Compensation Committee. The Compensation Committee raised Mr. Hannigan's base salary from $250,000 to $275,000 in 1996 based upon its assessment of the performance of Mr. Hannigan and the Company. Although the Compensation Committee did not conduct a comparative survey, it believes that Mr. Hannigan's base salary and compensation package are competitive with the salaries and compensation packages paid to other chief executive officers of corporations with similar revenue and operations. Mr. Hannigan received a bonus in 1996 based upon the Company's performance under the MIP Plan.

BONUSES

     All of the Company's executive officers were eligible to receive cash bonuses under the MIP Plan in 1996. Approximately 341 of the Company's key employees were eligible to receive bonuses under the MIP Plan in 1996. The objectives of the MIP Plan are to: (i) focus attention and effort on those activities which are critical to the Company's success, (ii) provide a means for encouraging individual participation in the development of goals and objectives and the discussion of progress towards those goals and objectives each year,
(iii) reward team success as well as individual achievement, and (iv) provide greater motivation to those individuals who have a material impact on sales, costs and profits.

     Under the MIP Plan, bonuses are based on a target award for each participant which is established as a percentage of the base salary of the participant as of January 1st of each year. The target awards are established at 40% of base salary for executive officers, other than Mr. Hannigan and Dr. James
R. Leininger whose target awards are set at 50% of their base salaries. The amount of the target award which a participant actually receives is based upon both the executive's individual performance and the performance of the Company and/or the executive's division as follows:

                                               CORPORATE        DIVISION        INDIVIDUAL
                                              PERFORMANCE      PERFORMANCE      PERFORMANCE
                                              -----------      -----------      -----------
Corporate Executives........................      80%               --              20%
Division Executives.........................      20%              65%              15%

Corporate and division performance are analyzed in terms of achieving the Company's revenue, net operating income and cash flow goals for the year. The percentages used for each component vary by division. Individual performance is based upon the achievement of mutually agreed to management objectives established for each executive officer.

     The percentage of a target award actually received depends upon the percentage achievement of overall target performance. For example, if a participant achieves 100% of target performance he will receive 100% of his target reward. However, in the event that a participant achieves only 90% of target performance, he will only receive 20% of the target award. In the event that in individual achieves 110% or more of target performance, he will receive 150% of his target award.

STOCK OPTIONS

     Stock options are granted to executive officers on an annual basis under the 1987 Key Contributor Stock Option Plan. The Stock Option Committee relies upon senior management's recommendations in awarding stock options to executive officers and employees and in determining the size of such awards. Such recommendations and the Stock Option Committee's decisions are typically based upon salary grade level, length of service and performance of the executive officer or employee in the prior year. In addition, special grants can be awarded during the year to recognize outstanding performance, eliminate perceived inequities and reward individuals for increases in responsibility. Previously granted options are considered by senior management in making recommendations to the Stock Option Committee with respect to stock options to be granted to executive officers. Stock options under the Kinetic Concepts, Inc. Senior Executive Stock Option Plan may only be granted to members of the Company's Executive Committee. See "Approval of the Kinetic Concepts, Inc. Senior Executive Stock Option Plan." The Stock Option Committee relies upon the Chief Executive Officer's recommendations in awarding stock options to Executive Committee Members and in determining the size of such awards. Such recommendations and the Stock Option Committee's decisions are typically based upon the Executive Committee Member's position within the Company and the performance of the business unit for which the Executive Committee Member is responsible. The terms of the options granted under the Senior Executive Stock Option Plan in 1996 were designed to incent senior executives to enhance shareholder value. Specifically, such options do not vest unless the Company has achieved 100% of its business plan and certain stock price thresholds are achieved. See "Approval of the Kinetic Concepts, Inc. Senior Executive Stock Option Plan."

TAX LIMITATIONS

     The federal tax laws have been amended to limit the deduction a publicly-held company is allowed for compensation paid in tax years beginning on or after January 1, 1994 to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the new tax law, the performance measures must be approved by the shareholders. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

                                            FRANK A. EHMANN
                                            SAM A. BROOKS
                                            BERNHARD T. MITTEMEYER, M.D.

   APPROVAL OF THE KINETIC CONCEPTS, INC. SENIOR EXECUTIVE STOCK OPTION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

     "RESOLVED, that the Kinetic Concepts, Inc. Senior Executive Stock Option Plan, which was preliminarily approved by the Board of Directors on October 27, 1995, and adopted in final form by the Board of Directors on December 5, 1996, be, and the same hereby is, approved, ratified and adopted."

     The approval and adoption of the Kinetic Concepts, Inc. Senior Executive Stock Option Plan (the "Senior Executive Stock Option Plan") requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on such matter at the Annual Meeting. In determining whether the Senior Executive Stock Option Plan has received the requisite number of affirmative votes, an abstention has the same legal effect as a vote against the Senior Executive Stock Option Plan and broker non-votes are not counted as shares represented and entitled to vote with respect to such matter and therefore do not affect the outcome of the vote on the Senior Executive Stock Option Plan. Certain executive officers have an interest in this proposal by virtue of their eligibility to participate in the Senior Executive Stock Option Plan.

     A form of the senior executive stock option plan was preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan was approved by the Board of Directors on December 5, 1996. Under the terms of the Senior Executive Stock Option Plan, it became effective on October 27, 1995. The Senior Executive Stock Option Plan is intended to promote the best interests of the Company and its shareholders by enabling the Company to attract and retain senior executives of exceptional ability as senior executives, giving an incentive to senior executives of the Company by providing them with an opportunity to participate in the Company's growth and rewarding those senior executives who contribute to the operating progress and earnings power of the Company.

     The complete text of the Senior Executive Stock Option Plan is set forth in Exhibit A to this Proxy Statement, which is incorporated herein by reference. The following summary of the material features of the Senior Executive Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

GENERAL

     Subject to the adjustment provisions described below, the maximum number of shares of Common Stock which may be made subject to options granted under the Senior Executive Stock Option Plan is 1,400,000. Subject to the adjustment provisions described below, the maximum number of shares of Common Stock which may be subject to options granted to any participant in any fiscal year is 200,000 shares. The shares to be issued under the Senior Executive Stock Option Plan may be either treasury shares or newly issued shares. Any shares subject to an option granted under the Senior Executive Stock Option Plan which expires, is surrendered or is terminated prior to exercise may be made subject to subsequent grants under the Senior Executive Stock Option Plan. Any option granted pursuant to the Senior Executive Stock Option Plan must be granted on or before October 27, 2005. The closing bid price of the Common Stock as of March 1, 1996 was $14.875 per share.

     As of the date hereof, the Committee has granted options to purchase an aggregate of 480,000 shares of Common Stock under the Senior Executive Stock Option Plan. All of such grants are subject to approval of the Senior Executive Stock Option Plan by the shareholders of the Company.

ADMINISTRATION OF THE SENIOR EXECUTIVE STOCK OPTION PLAN

     A committee (the "Committee") will administer the Senior Executive Stock Option Plan and will consist of at least two (2) members of the Board of Directors who are "disinterested persons" (as that term is defined in the rules and regulations under Section 16 of the Exchange Act) and "outside directors" (as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as may be modified or amended). The Stock Option Committee of the Board of

Directors currently acts as the Committee. The cost of administering the Senior Executive Stock Option Plan will be borne solely by the Company. Except as otherwise provided in the Senior Executive Stock Option Plan, the Committee determines the amounts, times, forms, terms and conditions of grants under the Senior Executive Stock Option Plan.

ELIGIBILITY AND TERMS

     Participation in the Senior Executive Stock Option Plan is determined by the Committee and is limited to members of the Company's Executive Committee (as determined by the Company's Chief Executive Officer). The current members of the Company's Executive Committee are Raymond R. Hannigan, Bianca A. Rhodes, Christopher M. Fashek, Frank DiLazzaro, Dennis E. Noll, Peter A. Leininger, M.D., Larry P. Baker, Richard C. Vogel, Michael C. Wells and Michael J. Burke. Members of the Committee, the Chairman of the Board of Directors and non-employee members of the Board of Directors are not eligible to receive options under the plan.

     Each participant is delivered an option instrument containing such terms and conditions relating to such grant as shall be determined by the Committee consistent with the terms of the Senior Executive Stock Option Plan. Only vested portions of options granted under the Senior Executive Stock Option Plan are exercisable. The vesting of such options is determined by the Committee and set forth in the option instrument delivered in connection with each grant. An option may be exercised by payment to the Company of the exercise price, determined by the Committee utilizing (i) the average daily closing price of Common Stock as reported on the NASDAQ National Market System (the "Daily Closing Price") during the thirty (30) day period prior to the date of grant or
(ii) the Daily Closing Price on the day following the date of grant. The option instrument may permit payment in cash or in the equivalent fair market value of previously owned shares of Common Stock or any combination thereof and may permit the participant to elect to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld for income taxes.

     Options granted under the Senior Executive Stock Option Plan are not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

AMENDMENTS

     The Board of Directors may at any time amend or terminate the Senior Executive Stock Option Plan in whole or in part in its sole discretion; provided, however, to the extent required to comply with the requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended and as then in effect, or the regulations promulgated under Section 162(m) of the Code, any amendment to the Senior Executive Stock Option Plan shall be subject to the approval of such amendment by the shareholders of the Company. No such action shall adversely affect or alter any right or obligation with respect to any option or option instrument then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall made such adjustments, if any, to the then outstanding grants and the Senior Executive Stock Option Plan as it deems appropriate.

NEW PLAN BENEFIT TABLE

     The Committee granted the following options under the Senior Executive Stock Option Plan, all of such grants being subject to shareholder approval of the Senior Executive Stock Option Plan:

                               NEW PLAN BENEFITS
                       SENIOR EXECUTIVE STOCK OPTION PLAN

                                                              NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING
                     NAME AND POSITION                        THE OPTION
                     -----------------                        ----------
Raymond R. Hannigan.........................................        --
Peter A. Leininger, M.D.....................................        --
Bianca A. Rhodes............................................   115,000
Frank DiLazzaro.............................................    70,000
Christopher M. Fashek.......................................   115,000
Executive Group (10 persons)................................   480,000

     All of the above options were granted effective October 27, 1995 at an exercise price of $11.125 per share, except for an option granted to Richard C. Vogel effective September 30, 1996 to purchase 10,000 shares of Common Stock at an exercise price of $14.44 and an option granted to Larry P. Baker effective October 2, 1996 to purchase 10,000 shares of Common Stock at a price of $14.375. All of these option grants are subject to shareholder approval of the Senior Executive Stock Option Plan. The options vest in 25% increments on December 31 of each of the first four full calendar years (each such year being a "Vesting Year") following the date of the option; provided, however, such portion of the option scheduled to vest in such Vesting Year will not vest if (i) the Company has failed to achieve 100% of the Company's annual plan approved by the Board for such calendar year or (ii) the average closing price of the Common Stock during December of such Vesting Year does not represent a twenty percent (20%) increase over the average price of the Common Stock during December of the preceding calendar year and such event has occurred in two consecutive years; provided, however, if such option holder is employed by the Company and the option is not fully vested on the date six (6) months prior to the expiration date of such option, the option will then become fully vested. Notwithstanding the foregoing, the option may not be exercised prior to the third anniversary of the date of grant except in the event of a change in control or termination of employment without good cause. In the event of a change in control, the options will become fully vested and exercisable. The options are not transferable, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

FEDERAL INCOME TAX CONSEQUENCES

     A publicly-held corporation may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation paid to an executive officer who is the chief executive officer or one of the four other highest paid executive officers in excess of $1 million in any taxable year (the "$1 million cap"). In general, compensation received on account of the exercise of options that were granted on or prior to February 17, 1993 will not be subject to the $1 million cap. Also, certain other performance-based compensation may not be subject to the $1 million cap. Compensation attributable to the exercise of options granted after February 17, 1993, however, may be counted in determining whether the $1 million cap has been exceeded in any taxable year if such compensation does not qualify as performance-based compensation. The Company believes that any options to be granted under the Senior Executive Stock Option Plan with an exercise price at or above the fair market value of Common Stock on the date of grant will qualify as performance-based compensation and not be subject to the $1 million cap.

     Options granted under the Senior Executive Stock Option Plan will be nonqualified stock options. Under the Code, a participant receiving a nonstatutory stock option generally does not recognize taxable income upon the grant of the option. A participant does, however, recognize ordinary income upon the exercise of a nonstatutory stock option to the extent that the fair market value of Common Stock on the date of exercise exceeds the exercise price. The Company may deduct for Federal income tax purposes (subject to the $1 million cap, if applicable, and subject to satisfying the Federal income tax reporting requirements) an amount equal to the ordinary income so recognized by the participant. Upon the subsequent sale of the shares acquired pursuant to a nonstatutory stock option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant. There will be no tax consequences to the Company upon the subsequent sale of shares acquired pursuant to a nonstatutory stock option.

     With respect to options exercised by officers and directors of the Company who could be subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)"), instead of the tax treatment described above, a different rule may apply unless an election is filed by the option holder with the Internal Revenue Service under Section 83(b) of the Code within 30 days of the date the option is exercised. If such an election is not filed, such option holder will recognize ordinary income upon the later of (i) the lapse of the
Section 16(b) restrictions and (ii) the exercise of the option in the amount by which the fair market value of the shares on such date exceeds the exercise price, and the Company will be entitled to a corresponding deduction at such time. Any such ordinary income will increase the option holder's tax basis for the purpose of computing his gain or loss on the sale or exchange of the shares.

     Upon the subsequent sale or exchange by the option holder of stock purchased upon exercise of the option, any excess of the selling price over the option holder's tax basis (which tax basis will generally equal the amount paid for the shares plus the ordinary income recognized as described above) will be treated as capital gain, and any diminution of such selling price below his or her tax basis will be treated as capital loss. If the holding period and other requirements of the capital gains provisions are satisfied, any profit realized by the option holder on such a later sale or exchange of such shares will be long-term capital gain and any loss will be long-term capital loss. A resale by the option holder has no tax consequence as far as the Company is concerned.

    APPROVAL OF THE 1997 KINETIC CONCEPTS, INC. EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

     "RESOLVED, that the 1997 Kinetic Concepts, Inc. Employee Stock Purchase Plan adopted by the Board of Directors on October 24, 1996, be, and the same hereby is, approved, ratified and adopted."

     The approval and adoption of the 1997 Kinetic Concepts, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. In determining whether the Employee Stock Purchase Plan has received the requisite number of affirmative votes, abstentions and broker non-votes have the same effect as a vote against the Employee Stock Purchase Plan. Executive Officers of the Company have an interest in this proposal by virtue of their eligibility to participate in the Employee Stock Purchase Plan.

     On October 24, 1996, the Board of Directors of the Company adopted the 1997 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). The Employee Stock Purchase Plan is an arrangement under which the employees of the Company and its subsidiaries may purchase shares of Common Stock. The purpose of the Employee Stock Purchase Plan is to (i) provide incentives to employees of the Company and its subsidiaries, (ii) attract individuals with a high degree of training, experience, expertise and ability, (iii) provide an opportunity to such individuals to acquire a proprietary interest in the success of the Company, (iv) increase their interest in the Company's welfare, (v) align their interests with those of the Company's stockholders and (vi) encourage them to remain with the Company.

     The complete text of the Employee Stock Purchase Plan is set forth in Exhibit B to this Proxy Statement, which is incorporated herein by reference. The following summary of the material features of the Employee Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

GENERAL

     The maximum number of shares of Common Stock which will be issued pursuant to the Employee Stock Purchase Plan shall be 200,000 shares subject to adjustment in the event of any change in the number of outstanding shares of Common Stock or any change in the character or rights of Common Stock which occurs as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the Employee Stock Purchase Plan. The shares to be issued under the Employee Stock Purchase Plan may be either treasury shares or newly issued shares. The closing bid price of the Common Stock as of March 1, 1996 was $14.875 per share.

ADMINISTRATION OF THE EMPLOYEE STOCK PURCHASE PLAN.

     The Employee Stock Purchase Plan is administered by the Stock Option Committee of the Board of Directors of the Company.

ELIGIBILITY

     Any individual (i) who is an employee of the Company for purposes of tax withholding under the Internal Revenue Code of 1986, as amended, (ii) whose customary employment with the Company or any approved subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year and (iii) who has been continuously employed by the Company for at least one (1) year on any given Offering Commencement Date (as hereinafter defined) is eligible to participate in the Employee Stock Purchase Plan. The number of individuals who are eligible employees of the Company as of March 1, 1997 is approximately 1336.

     Notwithstanding the eligibility provisions described above, no employee shall be granted an option to purchase Common Stock under the Employee Stock Purchase Plan (i) if, immediately after the grant, such employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares as described under the Employee Stock Purchase Plan) for each calendar year in which such option is outstanding.

OFFERING PERIODS

     Eligible employees are entitled to participate in one or more of the Offering Periods (as hereinafter defined) conducted under the Employee Stock Purchase Plan during each calendar year. "Offering Period" means each three-month period beginning on January 1, 1997 (or such later date as may be determined by the Stock Option Committee of the Board of Directors or the Board of Directors of the Company) and each subsequent April 1, July 1, October 1 and January 1 (each such date being referred to herein as the "Offering Commencement Date"), and ending on each March 31, June 30, September 30, and December 31, respectively. During each Offering Period, eligible employees may direct and authorize the Company to have payroll deductions made on each payday during the Offering Period in an amount (i) which does not exceed the lesser of ten percent (10%) of such employee's compensation which he or she receives on each payday during the Offering Period and $20,000 per year and (ii) which is at least $10.00 per pay period for those employees paid on a semi-monthly basis and $5.00 per pay period for those employees paid on a weekly basis. All payroll deductions made for a participant are credited to his or her account under the Employee Stock Purchase Plan. A participant may not make separate cash payments into such account.

     On the Offering Commencement Date, each eligible employee participating in such Offering Period is granted an option to purchase on the last day of such Offering Period (at the applicable purchase price) up to the number of whole shares of Common Stock determined by dividing such employee's payroll deductions accumulated during the Offering Period by the applicable purchase price; provided that in no event shall all employees participating in the Employee Stock Purchase Plan be permitted to exercise options exceeding an aggregate of 100,000 shares of Common Stock during each calendar year. The Company does not receive any consideration for the grant of any options.

     Each participating employee purchases shares of Common Stock from the Company at a purchase price per share in amount equal to ninety percent (90%) (or such other percentage greater than or equal to eighty-five percent (85%) determined by the Stock Option Committee of the Board of Directors or the Board of Directors of the Company) of the fair market value of a share of Common Stock on the first trading day of each Offering Period or on the last trading day of each Offering Period, whichever is lower.

     A participant in the Employee Stock Purchase Plan may discontinue his or her participation in the plan. A participant may not change the rate of his or her payroll deduction during any Offering Period except by giving written notice of termination of participation in the plan to the Company. A participant's withdrawal from the plan does not have any effect upon his eligibility to participate in future Offering Periods.

AMENDMENTS

     The Board of Directors may at any time and for any reason terminate or amend the Employee Stock Purchase Plan provided no such termination can affect options previously granted; provided, however, that the Board of Directors cannot, without the approval of the shareholders of the Company (i) increase the maximum number of shares of Common Stock that may be issued during an Offering Period (except for permitted adjustments set forth above); (ii) amend the requirements as to the class of employee eligible to participate in the plan; or
(iii) permit members of the Stock Option Committee of the Company to participate in the plan.

NEW PLAN BENEFIT TABLE

                               NEW PLAN BENEFITS
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The following table sets forth the projected payroll deductions to be withheld by employees of the Company under the Employee Stock Purchase Plan during 1996 based upon the election made by employees of the Company for the Offering Period commencing January 1, 1996. The number of shares of Common Stock to be purchased by the employees during 1996 will be determined at the end of each Offering Period based upon a purchase price to be determined for such Offering Period. The employees may discontinue or modify their participation in the Employee Stock Purchase Plan during the year.

                                                               DOLLAR
                            NAME                              AMOUNTS
                            ----                              --------
Raymond R. Hannigan.........................................        --
Peter A. Leininger, M.D.....................................  $ 18,960
Bianca A. Rhodes............................................        --
Frank DiLazzaro.............................................        --
Christopher M. Fashek.......................................  $ 19,300
Executive Group (10 persons)................................  $ 69,960
Non-Executive Officer Employee Group (1,326 persons)........  $248,678

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Employee Stock Purchase Plan are intended to constitute qualified stock options in an "employee stock purchase plan" under
Section 423 of the Code. In general, no taxable income will be realized at the time an option is granted pursuant to the Employee Stock Purchase Plan (i.e., the Offering Commencement Date) or at the time of purchase of shares pursuant to the Employee Stock Purchase Plan. Upon disposition of shares two years or more after the date of the grant of the option and at least one year after acquiring such shares, or upon the death of the participant (whenever occurring), a participant will recognize as ordinary income (and not as gain upon the sale or exchange of a capital asset) an amount equal to the lesser of:

          (i) The excess of the fair market value of the shares on the date of disposition over the amount paid for such shares, or

          (ii) 10% of the fair market value of the shares at the time of grant of the option.

     In addition, upon disposition of shares (other than a transfer by a decedent to his or her estate) two years or more after the date of the grant of the option and at least one year after acquiring such shares, a participant may incur a capital gain in an amount equal to the difference between the sale price of the shares and the basis in the shares (i.e., purchase price plus the amount, if any, taxed to the participant as ordinary income described above).

     Upon disposition of the shares (including any gifts of shares) within two years after the date when a participant is granted an option or within one year after the date a participant acquires such shares, the participant generally will have ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the amount paid for the shares. In addition, the participant may incur a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and basis in the shares (i.e., purchase price plus the amount, if any, taxed to the participant as ordinary income as described above).

     In the event that the sale of shares acquired upon the exercise of an option could subject a participant to liability under Section 16(b), the time for determining the amount of ordinary income, for reporting such income, and for commencing the holding period for capital gains purposes is postponed until the restrictions of Section 16(b) no longer apply. The amount of ordinary income reportable and the amount of the Company's corresponding deduction will be measured by the excess of the fair market value per share on such later date over the exercise price paid for the shares. However, by making an appropriate election under Section 83(b) of the Code within 30 days of the exercise date of an option, a participant may treat the acquired shares for income tax purposes as if they were not restricted under said Section 16(b).

     Upon a disposition of any shares of Common Stock received pursuant to the exercise of any option under the Employee Stock Purchase Plan or any event resulting in taxable compensation to a participant, the Company will have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Stock Option Committee's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the participant by the Company.

                            APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors recommends that the shareholders vote "FOR" Item No. 4 approving the appointment of auditors. The affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote thereon is required for approval. Abstentions have the same effect as a vote against the proposals. Broker non-votes will not be included in the vote totals and will not affect the outcome of the vote on this proposal.

     KPMG Peat Marwick LLP was the Company's certifying accountant for the year ended December 31, 1996. On February 18, 1997, the Board of Directors of the Company, upon the recommendation of the Audit Committee, voted to engage the accounting firm of Ernst & Young LLP as the Company's certifying accountant for the year ending December 31, 1997. The Company's previous certifying accountant, KPMG Peat Marwick LLP, was notified on February 21, 1997 that it is being dismissed effective upon the completion and filing of the Company's 1996 Annual Report on Form 10-K. On February 24, 1997, the Company notified Ernst & Young LLP that it would be engaged as the Company's certifying accountant for the current fiscal year. Representatives of KPMG Peat Marwick LLP are not expected to be present at the Annual Meeting of Shareholders. If present at the meeting, representatives of KPMG Peat Marwick LLP will have the opportunity to make a statement and respond to appropriate questions, if they desire to do so.

     The reports of KPMG Peat Marwick LLP on the Company's financial statements for the two fiscal years ended December 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1996 and in the subsequent interim period through the date of dismissal, there were no disagreements with KPMG Peat Marwick LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused the firm to make reference to the matter in their report.

     The change in certifying accountant came as the conclusion to a Request for Proposal issued by the Company in 1996. The newly engaged firm, Ernst & Young LLP, has been providing property and income tax planning services to the Company since 1995.

                       TIMELINESS OF CERTAIN SEC FILINGS

     During the fiscal year ended December 31, 1996, none of the Company's directors or executive officers were late in filing on Form 4 or Form 5 with the Securities and Exchange Commission.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received in writing by the Company at its principal executive offices not later than December 1, 1997. The Company's principal executive offices are located at 8023 Vantage Drive, San Antonio, Texas 78230.

                                 OTHER MATTERS

     No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for the office of director withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of the Company.

     Upon the written request of any person whose proxy is solicited hereunder, the Company will furnish without charge to such person a copy of its annual report filed with the Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the 1996 fiscal year. Such written request is to be directed to the attention of Dennis E. Noll, Secretary, Kinetic Concepts, Inc., 8023 Vantage Drive, P.O. Box 659508, San Antonio, Texas 78265-9508.

                                            KINETIC CONCEPTS, INC.

                                            /s/ DENNIS E. NOLL

                                            Dennis E. Noll,
                                            Secretary
Dated: March 31, 1997

                                                                     EXHIBIT "A"

                             KINETIC CONCEPTS, INC.
                       SENIOR EXECUTIVE STOCK OPTION PLAN

1. PURPOSE.

     The Kinetic Concepts, Inc. Senior Executive Stock Option Plan (the "Plan") is intended to promote the best interests of the Company and its shareholders by enabling the Company to attract and retain senior executives of exceptional ability as Senior Executives, giving an incentive to senior executives of the Company by providing them with an opportunity to participate in the Company's growth and rewarding those senior executives who contribute to the operating progress and earning power of the Company.

2. DEFINITIONS.

     The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

          (a) "Change of Control Event" means a merger or consolidation to which the Company is a party (other than as the surviving entity), the sale or transfer of a majority of the outstanding shares of the Common Stock, the transfer of all or substantially all of the assets of the Company, or the Company's liquidation or dissolution.

          (b) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (c) "Committee" means a committee of the Board of Directors appointed by the Board of Directors consisting of at least two (2) members of the Board of Directors, each of whom is both a Disinterested Person and an Outside Director.

          (d) "Company" means KINETIC CONCEPTS, INC., a Texas corporation, any successor in interest to the Company.

          (e) "Company Stock" means common stock, par value $.001 per share, of the Company.

          (f) "Disinterested Person" means a member of the Board of Directors who has not, during the one year prior to service on the Committee, or during his service on the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates (except such grants or awards permitted to be received by a "disinterested person" under Rule 16b-3).

          (g) "Effective Date" means October 27, 1995.

          (h) "Eligible Senior Executive" means any Senior Executive of the Company or any subsidiary who is determined (in accordance with the provisions of Article 5 hereof) to be eligible to be granted an Option.

          (i) "Exercise Price" means the price at which a share of Company Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Article 8 hereof.

          (j) "Good Cause" shall be deemed to exist if the Eligible Senior Executive willfully breaches or habitually neglects his duties or willfully violates reasonable and substantial rules governing employee performance.

          (k) "Option Instrument" means an instrument delivered by the Company to the Participant setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Company Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Option Instrument shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Committee, in its sole discretion, may authorize.

          (l) "Option" means the right of a Participant to purchase shares of Company Stock in accordance with the terms of this Plan and the Option Agreement between such Participant and the Company. An "Option" is not intended, and shall not be treated, as meeting the requirements of Section 422 of the Code.

          (m) "Outside Director" shall have the meaning given to it in the
     Section 162(m) Regulations.

          (n) "Participant" means any Eligible Senior Executive who has been granted an Option.

          (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

          (p) "Section 162(m) Regulation" shall mean the regulations promulgated under Section 162(m) of the Code, as may be amended from time to time.

3. ADOPTION AND ADMINISTRATION OF PLAN.

     This Plan shall be effective as of October 27, 1995. The Plan shall be administered by, and grants under the Plan shall be made by, the Committee. Any action taken by the Committee with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

4. SHARES OF COMPANY STOCK ISSUED PURSUANT TO THIS PLAN.

     (a) The number of shares of Company Stock which may be issued in the aggregate by the Company under this Plan pursuant to the exercise of Options granted hereunder shall not exceed 1,400,000 shares, which number may be increased only by a resolution adopted by the Board of Directors of the Company. Such shares of Company Stock may be issued out of the authorized and unissued or reacquired Company Stock of the Company. Any shares of Company Stock subject to an Option which expires, is surrendered to the Company by the Participant or is terminated unexercised as to such shares may once again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 12 hereof, the aforesaid number of shares shall be appropriately adjusted.

     (b) Subject to adjustments pursuant to the provisions of Article 12 hereof, the number of shares of the Company Stock which may be covered by Options granted hereunder to any Participant during any fiscal year shall not exceed 200,000 shares. If an Option is canceled, the canceled Option shall continue to be counted toward such share limit for the year granted.

5. ELIGIBILITY AND AWARDS.

     Only members of the Company's Executive Committee (as determined by the Company's Chief Executive Officer) shall be eligible to participate in this Plan and be granted Options hereunder. The Committee shall determine, at any time and from time to time thereafter, (a) which Eligible Senior Executives shall be granted Options, (b) the number of shares of Company Stock subject to each Option to be granted to an Eligible Senior Executive, (c) the Exercise Price of each Option, and (d) the other terms of each particular Option, including, without limitation, the term during which such Option shall remain in effect, which term shall not be greater than ten (10) years. The members of the Committee are not eligible to receive options under the Plan during their term on the Committee. The Chairman of the Board of Directors and each non-employee member of the Board of Directors are not eligible to receive options under the Plan.

6. GRANT, EXERCISE RIGHTS AND TERMINATION OF OPTIONS.

     (a) As soon as practicable after an Option is granted by the Committee, the appropriate officer or officers of the Company shall give notice to such effect to the person granted an Option, which notice shall be accompanied by a copy or copies of the Option Instrument.

     (b) An Eligible Senior Executive shall have an Option and shall become a Participant under an Option Agreement in accordance with the terms of this Plan, the terms of the Option Instrument and on such other terms as the Committee shall determine.

     (c) Any Option granted pursuant to this Plan must be granted within ten
(10) years from the Effective Date.

     (d) Only vested portions of an Option are exercisable. An Option may be exercised in accordance with this Plan and the Option Instrument and only if compliance with all applicable federal and state securities laws can be effected. An Option may be exercised by the payment to the Company of the aggregate Exercise Price, as provided under Article 8 hereof, for the shares of Company Stock to be purchased in accordance with the terms of this Plan and the Option Instrument. Such Option is not transferable or assignable, voluntarily or involuntarily, or by operation of law (including, without limitation, the laws of Bankruptcy), except that they are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code).

     (e) The Committee may delegate to the appropriate officer of the Company the authority to prepare, execute and deliver an Option Instrument reflecting an Option granted under this Plan in substantially the form approved by the Committee; provided, however, that any such Option Instrument shall be consistent with the terms and conditions of this Plan.

  7. Vesting.

     The vesting of the Options granted under the Plan shall be determined by the Committee and set forth in the Option Instrument delivered to a Participant in connection with each grant.

  8. Exercise Price.

     The determination of the Exercise Price shall be made by the Committee in its sole discretion. The determination of the Exercise Price may be determined by utilizing the average daily closing price of the Company's Common Stock as reported on the NASDAQ National Market System (the "Daily Closing Price") during the thirty (30) day period prior to the date of grant or the Daily Closing Price on the day following the date of grant. The fair market value of the shares of Company Stock shall be determined for purposes of this Plan by the Committee and such determination by the Committee shall be final, conclusive and binding upon each Participant and the Company for purposes of this Plan.

  9. Payment for Shares of Company Stock.

     The Option Agreement may permit payment in cash or in the equivalent fair market value of previously owned Company Stock or any combination thereof. The Option Instrument may further permit the Participant to elect to have the Company withhold from the shares of Company Stock which the Participant is entitled to receive pursuant to the exercise of an Option, an amount of Company Stock having a value equal to the amount required to be withheld for income taxes under the Code or otherwise.

  10. Costs and Expenses.

     All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Option or Option Agreement, this Plan or any Company Stock held by any Participant.

  11. No Prior Right of Award.

     Nothing in this Plan shall be deemed to give any Senior Executive of the Company, or his legal representatives or assigns, or any other person or entity claiming under or through him, any contract or other right to participate in the benefits of this Plan. NOTHING IN THIS PLAN SHALL BE CONSTRUED AS CONSTITUTING A COMMITMENT, GUARANTEE, AGREEMENT OR UNDERSTANDING OF ANY KIND OR NATURE THAT THE COMPANY SHALL CONTINUE TO EMPLOY OR OTHERWISE ENGAGE ANY INDIVIDUAL (WHETHER OR NOT A PARTICIPANT). THIS PLAN

SHALL NOT EFFECT THE RIGHT OF THE COMPANY TO TERMINATE THE EMPLOYMENT OR OTHER ENGAGEMENT OF ANY INDIVIDUAL (WHETHER OR NOT A PARTICIPANT) AT ANY TIME AND FOR ANY REASON WHATSOEVER. No change of a Participant's duties as a Senior Executive of the Company shall result in a modification of the terms of any rights of such Participant under this Plan or any Option Instrument executed by such Participant.

  12. Changes in Capital Structure.

     Subject to any required action by the shareholders of the Company and the provisions of the Texas Business Corporations Act, the number of shares of Company Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an option that expired, was surrendered or terminated unexercised as to such shares) as well as the Exercise Price then existing with respect to each share of Company Stock then subject to this Plan, shall be proportionately adjusted for (i) any division or combination of any of the shares of capital stock of the Company,
(ii) any dividend payable in shares of capital stock of the Company or (iii) any reclassification of shares of capital stock of the Company.

  13. Amendment or Termination of Plan.

     Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion); provided, however, to the extent required to comply with the requirements of Rule 16b-3, as then in effect, or the Section 162(m) Regulations, any amendment to the Plan shall be subject to the approval of such amendment by the shareholders of the Company. No such action shall adversely affect or alter any right or obligation with respect to any Option or Option Instrument then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

  14. Burden and Benefit.

     The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

  15. Choice of Law.

     This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas without application of conflict of laws principles.

                                                                     EXHIBIT "B"

                             KINETIC CONCEPTS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

     Kinetic Concepts, Inc., a Texas corporation, hereby establishes its 1997 Employee Stock Purchase Plan as follows:

1. PURPOSE OF THE PLAN.

     The Kinetic Concepts, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is designed to provide all eligible employees of Kinetic Concepts, Inc., a Texas corporation (the "Company"), and its subsidiaries, an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS.

     a. "Board" means the Board of Directors of the Company, as constituted from time to time.

     b. "Committee" means the members of the Board's Stock Option Committee, as constituted from time to time, or such other committee of the Board as shall have been designated to administer this Plan and which has at least two members.

     c. "Company" means Kinetic Concepts, Inc., a Texas Corporation, and each of its direct and indirect subsidiaries and any successor in interest to the business of the Company that agrees to adopt and maintain the Plan.

     d. "Compensation" means the Participant's total paid earnings from the Employer for the Plan Year, prior to adjustment for salary reduction contributions to a plan described in Code Section 401(k) or to a plan described in Code Section 125, excluding any portion of such earnings which represents bonus payments or awards, taxable fringe benefits (such as club dues, excess life insurance benefits, personal use of automobiles, or educational reimbursement), relocation expense reimbursements, deferred compensation, incentive awards or commissions.

     e. "Employer" means the Company and each of its wholly-owned subsidiaries, and any other corporation so designated by the Board, 50% or more of the voting stock of which is owned directly or indirectly by the Company.

     f. "Employee" means any person whose wages and other salary is required to be reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes; provided, however, that the term "Employee" shall not include any such person who is (i) customarily employed for not more than 20 hours per week by an Employer, or (ii) customarily employed by an Employer for not more than 5 months in any calendar year.

     g. "Leave of Absence" means an absence from active employment (not involving a retirement, discharge, resignation or layoff) which is not due to an authorized vacation, and shall include an absence due to illness, compensable or non-compensable injury, personal emergency, or approved personal leave of absence.

     h. "Market Price" means, as of any date: (1) the closing price of the Common Stock as reported on the principal nationally recognized stock exchange on which the Common Stock is traded on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (2) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the

Common Stock as reported by The Nasdaq Stock Market on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (3) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, then the "Market Price" shall be determined by the Board acting in its discretion, in accordance with the standards set forth in Treasury Regulation Section 1.421-4(d)(7).

     i. "Offering" means each offer of Shares during an Offering Period pursuant to this Plan.

     j. "Offering Commencement Date" means January 1, 1997 (or such later date as may be determined by the Committee or the Board) and each subsequent April 1, July 1, October 1 and January 1.

     k. "Offering Period" means each three-month period ending on March 31, June 30, September 30 and December 31.

     l. "Option Price" means, with respect to a particular Offering Period, an amount equal to the Price Percentage of the Market Price determined on the following dates, whichever date yields the lower Market Price: (i) the first date of the Offering Period or (ii) the Purchase Date at the end of the Offering Period.

     m. "Participant" means an Employee who has agreed to participate in an Offering and who has met the requirements of paragraphs 3, 4 and 8.

     n. "Plan" means this Employee Stock Purchase Plan, as in effect from time to time.

     o. "Plan Year" means a calendar year.

     p. "Price Percentage" means that percentage determined by the Committee or the Board from time to time; provided, however, that the Price Percentage shall be at least 85%, and further provided, that any change in the Price Percentage shall take effect no sooner than the next Offering Commencement Date following the change. Unless and until changed by the Committee or the Board, the Price Percentage shall be 90%.

     q. "Purchase Dates" means the dates on which options under the Plan are exercised, being March 31, June 30, September 30 and December 31 of each Plan Year.

     r. "Shares" means the shares of the Company's Common Stock.

3. ELIGIBILITY.

     a. Each Employee will be eligible to participate in the Plan commencing on any Offering Commencement Date, provided such Employee has completed one year of service as of such entry date.

     b. For purposes of participation in the Plan, a person on authorized Leave of Absence will be deemed to be an Employee for the first 180 days of such authorized Leave of Absence and such Employee's employment will be deemed to have terminated for purposes of this Plan at the close of business on the 180th day of such Leave of Absence unless such Employee has returned to regular full-time employment and is routinely scheduled to work a minimum of 20 hours per week (as the case may be) prior to the close of business on such 180th day. Termination by the Company of any Employee's authorized Leave of Absence, other than termination of such authorized Leave of Absence on return to full-time or eligible part-time employment, will terminate an Employee's employment for all purposes of the Plan and will terminate such Employee's participation in the Plan and right to exercise any option. The Company will pay to the Participant any balance in his account without interest within 30 days after the date of termination. Notwithstanding the foregoing, an Employee who is absent by reason of a leave under the provisions of the Family and Medical Leave Act (FMLA Leave), or who ceases to become an eligible Employee because of a reduction in hours caused by an intermittent FMLA Leave, shall continue to be a Participant throughout the FMLA Leave, and shall terminate participation only if the Employee does not return to work or resume eligible Employee status at the expiration of the FMLA Leave.

     c. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option:

          (1) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

          (2) which permits such Employee to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries which accrue at a rate that exceeds $25,000 in fair market value of the Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

4. COMMENCEMENT OF PARTICIPATION; AUTOMATIC RE-ENROLLMENT.

     a. An Employee shall become a Participant in the Plan by completing an authorization for a payroll deduction on a Subscription Agreement form provided by the Company and filing it with the Company official designated by the Committee (the "Administrator"). Such Employee's participation will commence on the next Offering Commencement Date which is at least 15 days after the date the form is received by the Administrator. Payroll deductions for a Participant for each Offering in which the Participant elects to participate will commence as of the first day of the first payroll period that includes the Offering Commencement Date and will end on the last day of the payroll period that includes a Purchase Date, unless sooner terminated by the Participant as provided in paragraph 9.

     b. At the termination of each Offering the Company shall automatically re-enroll the Participant in the next Offering, and any balance in the Participant's account shall be used for option exercises in the new Offering, unless the Participant's participation in the Plan has been terminated as provided in paragraph 9.

5. OFFERINGS.

     The Company will make the Offerings to Employees to purchase Shares under this Plan, during which the amounts received as Compensation by an Employee will be used to measure such Employee's participation in the Offering.

6. PAYROLL DEDUCTIONS.

     a. At the time an Employee files an authorization for payroll deduction, that Employee will elect to have deductions made from his pay on paydays during the Offering Period expressed either as a dollar amount or as a whole percentage of his Compensation that, in either case, (1) does not exceed the lesser of $20,000 per Plan Year or 10% of his Compensation at the beginning of such Offering Period, and (2) is at least $10.00 per pay period for those employees paid on a semi-monthly basis and $5.00 per pay period for those employees paid on a weekly basis. The dollar amount and percentage indicated in clause (1) of the preceding sentence may be changed from time to time by the Committee or the Board.

     b. All payroll deductions made for a Participant will be credited to such Participant's account under the Plan. A Participant may not make separate cash payments into such account.

     c. Participants may not change the amount authorized to be deducted from their Compensation during any Offering Period, except by withdrawal as provided in paragraph 9.

     d. No interest shall accrue on the payroll deductions of a Participant in the Plan.

7. GRANTING OF OPTION.

     Each Participant participating in any Offering under this Plan will automatically be granted an option, on the Commencement Date of each Offering Period, for as many whole Shares as the Participant may be entitled to purchase with the payroll deductions credited to the Participant's account during such Offering Period as determined in accordance with Paragraph 8.

8. EXERCISE OF OPTION.

     a. Subject to the limitations described in the remainder of this paragraph 8(a), a Participant will be deemed to have exercised on a Purchase Date such Participant's option to purchase a number of full Shares determined by dividing the amount in each Participant's account by the Option Price and rounding down to the nearest whole number. On such Purchase Date, each Participant's account will be debited by the amount of the purchase. Notwithstanding any provision to the contrary contained herein, in no event will all Participants with respect to any Plan Year be permitted to exercise options exceeding an aggregate of 100,000 Shares (or such number as may be adjusted from time to time by the Board to give effect to the types of transactions described in paragraph 14) with respect to any such Plan Year. If the number of Shares related to options to be exercised in any Plan Year exceeds 100,000, then the number of Shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the total number of Shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 100,000. No fractional Shares will be issued under the Plan.

     b. Participation or failure to participate in an Offering will not bar an Employee from participating in any subsequent Offering. Payroll deductions may be made under each Offering to the extent authorized by the Employee, subject to the maximum and minimum limitations imposed by this Plan. Any unused balance in a Participant's account at a Purchase Date after the exercise of options will be refunded as soon as is practicable, unless such Employee authorizes payroll deductions for the next Offering in which case the remaining balance will become the Employee's beginning balance.

9. TERMINATION OF PARTICIPATION.

     a. A Participant may cease payroll deductions under the Plan at any time by giving written notice using a Notice of Termination of Subscription form provided by the Company delivered to the Administrator not less than fifteen
(15) business days before the next Purchase Date. The Company will pay to the Participant the balance in his account within thirty (30) days after receipt of his notice of termination, and no further payroll deductions will be made for that Participant during that Offering Period.

     b. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Offerings.

     c. If a Participant retires during an Offering Period, no payroll deduction will be made from any Compensation owing to him at the time of his retirement and the balance in his account will be paid to him or, at his election, be used to purchase Shares as provided in paragraph 8. If a Participant's employment is terminated for any reason other than death or total and permanent disability, no payroll deduction will be made from any Compensation owing to him at or after the time of such termination, and the Company will pay to the Participant the balance, if any, in his account within 30 days after termination of employment or participation.

     d. If a Participant dies, the Company will pay the balance in his account in the same manner as Participant's last paycheck.

10. INTEREST.

     No interest will be credited to any Participant's account regardless of whether the funds therein are used to exercise options or are withdrawn, except as otherwise provided by Paragraph 17.

11. SHARES.

     a. The Shares to be sold to Participants under this Plan may be either authorized and unissued shares of Common Stock, treasury shares or shares of Common Stock purchased from shareholders of the Company, as determined by the Committee or the Board from time to time. The maximum number of shares available for sale under this Plan for all Offerings will be 200,000, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.

     b. Promptly following the end of each offering, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker"). None of the rights or privileges of a shareholder of the Company will exist with respect to Shares purchased under this Plan unless and until such Shares have been deposited into the Participant's account with the ESPP Broker.

     c. The Participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law, unless otherwise required by a court order.

     d. A Participant shall be free to undertake a disposition (as the term is defined in Section 424(c) of the Code) of the Shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the Participant's account at the ESPP Broker until the holding period set forth in
Section 423(a) of the Code has been satisfied. With respect to Shares for which the holding period set forth in Section 423(a) of the Code has been satisfied, the Participant may move those Shares to another brokerage account of Participant's choosing or request that a stock certificate be issued and delivered to him.

     e. A Participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the holding period in Section 423(a) of the Code.

12. ADMINISTRATION.

     The Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company. No member of the Committee will be eligible to purchase Shares under the Plan. The Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. If no Committee is so designated, the Board shall administer the Plan. Any decision or action permitted hereunder to be made by the Committee may instead be made by the Board.

13. TRANSFERABILITY.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 9.

14. CHANGES IN CAPITALIZATION.

     If any option under this Plan is exercised subsequent to any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes, the number of shares to which such option will be applicable and the Option Price for such shares will be appropriately adjusted by the Committee.

15. USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any payroll deduction.

16. AMENDMENT OR TERMINATION.

     The Board has complete power and authority to terminate, suspend or amend the Plan; except, however, that the Board cannot, without the approval of the shareholders of the Company (i) increase the maximum number of Shares that may be issued under any Offering (except as set forth in paragraph 14); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan; or (iii) permit the members of the Committee if designated, to purchase Shares under the Plan. No termination, suspension or amendment of the Plan may without the consent of an Employee then having an option under the Plan to purchase Shares, adversely affect the rights of such Employee under such option.

17. EFFECTIVE DATE.

     The Plan will become effective as of January 1, 1997, subject to approval of the Plan by the holders of the majority of the shares of Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 1997. If such shareholder approval is not received on or before June 30, 1997, all monies held in the accounts of Participants will be refunded to the Participants, with interest.

18. NO EMPLOYMENT RIGHTS.

     The Plan does not, directly or indirectly, create any right for any Employee or class of Employees to purchase any shares under the Plan except as specifically provided by the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

19. EFFECT OF PLAN.

     The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

20. GOVERNING LAW.

     The law of the State of Texas will govern all matters relating to this Plan.

                                  DETACH HERE


P                             KINETIC CONCEPTS, INC.
R
O                               8023 Vantage Drive
X                            San Antonio, Texas 78230
Y
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Raymond R. Hannigan, Bianca A. Rhodes and Dennis E. Noll, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes him or her to represent and to vote, as designated on the reverse side, all the shares of common stock of kinetic Concepts, Inc. held of record by the undersigned on March 26, 1997 at the Annual Meeting of Shareholders to be held on May 13, 1997, or any adjournment thereof, with all powers which the undersigned would possess if personally present.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of kinetic Concepts, Inc. dated March 31, 1997.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE

                                 DETACH HERE


[  ] PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and 4.

        1. ELECTION OF DIRECTORS

        NOMINEES: Sam A. Brooks, Frank A. Ehmann, Wendy L. Gramm, Ph.D., Raymond R. Hannigan, James R. Leininger, M.D., Peter A. Leininger, M.D., and Bernhard T. Mittemeyer, M.C.

                FOR     WITHHELD        MARK HERE
               [  ]       [  ]          IF YOU PLAN   [  ]
                                        TO ATTEND
                                        THE MEETING

        [  ]                            MARK HERE
            -------------------------   FOR ADDRESS   [  ]
            For all nominees except     CHANGE AND
            as noted above              NOTE BELOW

                                                     FOR    AGAINST   ABSTAIN
        2. PROPOSAL TO APPROVE THE 1995 KINETIC
           CONCEPTS, INC. SENIOR EXECUTIVE           [  ]     [  ]      [  ]
           STOCK OPTION PLAN.


        3. PROPOSAL TO APPROVE THE 1997 KINETIC
           CONCEPTS, INC. EMPLOYEE STOCK             [  ]     [  ]      [  ]
           PURCHASE PLAN.

        4. PROPOSAL TO APPROVE THE APPOINTMENT
           OF ERNST & YOUNG LLP as the independent   [  ]     [  ]      [  ]
           public accountants of Kinetics Concepts,
           Inc. for the 1997 fiscal year.

        5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                      Date:      Signature:               Date:
          ---------------------     ------           --------------     --------